Exhibit 24-c


                                POWER OF ATTORNEY

     KNOW ALL MEN BY THESE PRESENTS:

     THAT, WHEREAS, SBC COMMUNICATIONS INC., a Delaware corporation, hereinafter referred to as the "Corporation," proposes to file with the Securities and Exchange Commission at Washington, D.C., under the provisions of the Securities Act of 1933, as amended, a Registration Statement on Form S-8 for the issuance of up to fifty million (50,000,000) additional shares of the Corporation's common stock pursuant to the SBC 1995 Management Stock Option Plan (the "Plan"); and

     WHEREAS, each of the undersigned is a director of the Corporation;

     NOW, THEREFORE, each of the undersigned hereby constitutes and appoints Edward E. Whitacre, Jr., James D. Ellis, Donald E. Kiernan, Alfred G. Richter, Jr., Roger W. Wohlert, or any one of them, all of the City of San Antonio and State of Texas, the undersigned's attorneys for the undersigned and in the undersigned's name, place and stead, and in each of the undersigned's offices and capacities in the Corporation, to execute and file such Registration Statement, and thereafter to execute and file any and all amended registration statements and amended prospectuses or amendments or supplements to any of the foregoing, hereby giving and granting to said attorneys full power and authority to do and perform each and every act and thing whatsoever requisite and necessary to be done in and concerning the premises, as fully to all intents and purposes as the undersigned might or could do if personally present at the doing thereof, hereby ratifying and confirming all that said attorneys may or shall lawfully do, or cause to be done, by virtue hereof.

     IN WITNESS WHEREOF, each of the undersigned has hereunto set his or her hand the 27th day of March 1998.


/s/ Clarence C. Barksdale               /s/ James E. Barnes
Clarence C. Barksdale                   James E. Barnes
Director                                Director


/s/ August A. Busch III                 /s/ Ruben R. Cardenas
August A. Busch III                     Ruben R. Cardenas
Director                                Director

/s/ William P. Clark                    /s/  Martin K. Eby, Jr.
William P. Clark                        Martin K. Eby, Jr.
Director                                Director


/s/  Herman E. Gallegos                 /s/ Jess T. Hay
Herman E. Gallegos                      Jess T. Hay
Director                                Director


/s/ Bobby R. Inman                      /s/ Charles F. Knight
Bobby R. Inman                          Charles F. Knight
Director                                Director


/s/  Mary S. Metz                       /s/ Haskell M. Monroe, Jr.
Mary S. Metz                            Haskell M. Monroe, Jr.
Director                                Director


/s/ Toni Rembe                          /s/ S. Donley Ritchey
Toni Rembe                              S. Donley Ritchey
Director                                Director


/s/ Richard M. Rosenberg                /s/ Carlos Slim Helu
Richard M. Rosenberg                    Carlos Slim Helu
Director                                Director


/s/ Patricia P. Upton
Patricia P. Upton
Director